UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

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Wells Fargo Advantage Funds® Product Alert

April 23, 2009

Shareholder Approval Sought for Subadvisor Change From New Star to Evergreen Investments

On April 23, 2009, Wells Fargo Advantage Funds filed definitive proxy statements with the Securities and Exchange Commission (SEC) to seek shareholder approval of new investment subadvisory agreements with Evergreen Investment Management Company, LLC (Evergreen Investments), as the sole subadvisor of the Wells Fargo Advantage International Core Fund and the Wells Fargo Advantage VT International Core Fund and to share subadvisory responsibilities for the Wells Fargo Advantage International Equity Fund (which is subadvised with Artisan Partners Limited Partnership and LSV Asset Management). The new subadvisory agreements, which took effect on March 2, 2009, require shareholder approval within 150 days of the date of the subadvisor change. Evergreen Investments replaced New Star Institutional Managers Limited (New Star) as subadvisor to the Funds.

The following questions and answers are designed to address any inquiries about the proxy.

1.	What are shareholders being asked to vote on?

Shareholders are being asked to approve new subadvisory agreements with Evergreen Investments on behalf of the International Core, VT International Core, and International Equity Funds. On February 11, 2009, the Wells Fargo Advantage Funds Board of Trustees (the Board) unanimously approved new subadvisory agreements with Evergreen Investments for the Funds. The new subadvisory agreements, which took effect on March 2, 2009, require shareholder approval within 150 days of the date of the subadvisor change.

2.	Has the Wells Fargo Advantage Funds Board of Trustees approved these proposals?

Yes. Based on the recommendation from Wells Fargo Funds Management, LLC, the Board has unanimously agreed that the new subadvisory agreements are in the shareholders’ best interests and recommends that shareholders vote in favor of the proposals.

3.	Why has the Board recommended that shareholders approve the new subadvisory agreements with Evergreen Investments?

The Board has recommended that the Funds’ shareholders approve the new subadvisory agreements with Evergreen Investments because it has determined that the agreements are in the best interests of the Funds’ shareholders. The Board’s decision was based on several factors, including uncertainty about the continuity of services and personnel at New Star in light of a potential restructuring and/or acquisition of New Star’s parent company, the Funds’ underperformance while they were managed by New Star, and the rigorous and extensive analysis conducted by Wells Fargo Funds Management, LLC, in screening prospective subadvisors before its identification and recommendation of Evergreen Investments.

4.	What is Evergreen Investments?

Evergreen Investments, whose history spans over 75 years, advises the Evergreen Funds, one of the nation’s oldest mutual fund families. As a result of Wells Fargo & Company’s merger with Wachovia Corporation on December 31, 2008, Evergreen Investments became a subsidiary of Wells Fargo & Company.

5.	Did this subadvisor change result in a difference in investment objectives?

No. The Board does not anticipate any changes to the Funds’ investment objectives (as described in the Funds’ prospectuses). The Funds are managed by Evergreen Investments’ International Developed Markets Equity team, which continues to use an international blend style with the MSCI EAFE Index as its benchmark. However, the Evergreen Investments International Developed Markets Equity team uses a different principal investment strategy from New Star to meet the respective investment objectives of each Fund. The new principal investment strategy, which took effect with the subadvisor change on March 2, 2009, and which is included in the Funds’ current prospectuses, is described in the following paragraph.

The International Developed Markets Equity team uses bottom-up stock selection based on in-depth fundamental research as the cornerstone of its investment process. During each stage of the process, the team also considers the influence on the investment theses of top-down factors, such as macroeconomic forecasts, real economic growth prospects, fiscal and monetary policy, currency issues, and demographic and political risks. Sector and country weights are residuals of the team’s stock-selection decisions. The investment process seeks both growth and value opportunities. For growth investments, the team targets companies that it believes have strong business franchises, experienced and proven management, and accelerating cash flow growth rates. For value investments, the team targets companies that it believes are undervalued in the marketplace compared with their intrinsic value. Additionally, the team seeks to identify catalysts that will unlock value, which will then be recognized by the market. The team may purchase securities for the Funds across all market capitalizations. The team conducts ongoing review, research, and analysis of the Funds’ portfolio holdings. The team may sell a stock if it achieves the investment objective for the position if the stock’s fundamentals or price change significantly, if the team changes its view of a country or sector, or if the stock no longer fits within the risk characteristics of the portfolio.

6.	Will shareholders incur any expenses as a result of this change?

No. The subadvisor change does not affect the fees that the Funds’ shareholders pay, and shareholders will not bear any of the expenses associated with the proxy solicitation. The proxy solicitation expenses will be paid for by Wells Fargo Funds Management, LLC.

7.	What is the anticipated timeline for this proxy proposal?
style='margin-bottom:0.5pt' Date	style='margin-bottom:0.5pt' Event
style='margin-bottom:0.5pt' February 11, 2009	style='margin-bottom:0.5pt' Wells Fargo Advantage Funds Board of Trustees approved subadvisor change from New Star to Evergreen Investments.
style='margin-bottom:0.5pt' March 2, 2009	style='margin-bottom:0.5pt' Evergreen Investments replaced New Star as the subadvisor to the International Core Fund, the International Equity Fund, and the VT International Equity Fund.
style='margin-bottom:0.5pt' March 31, 2009	style='margin-bottom:0.5pt' Shareholder record date. The Funds’ shareholders as of this date are eligible to vote.
style='margin-bottom:0.5pt' April 23, 2009	style='margin-bottom:0.5pt' The definitive proxy statement was filed with the SEC.
style='margin-bottom:0.5pt' Late April 2009	style='margin-bottom:0.5pt' Proxy statements will be mailed to shareholders.
style='margin-bottom:0.5pt' July 1, 2009	style='margin-bottom:0.5pt' Special meeting of shareholders will be held.

8.	Who is entitled to vote?

Shareholders who owned shares of the International Core Fund, the VT International Core Fund, or the International Equity Fund on the record date, March 31, 2009, and who have the authority to vote their shares will receive proxy materials and are encouraged to vote.

9.	What methods can be used to vote?

Shareholders may vote in the following ways:

•	By returning the proxy ballot by mail in the postage-paid envelope included with their proxy statement.
•	By calling the automated voting line at the toll-free number listed on their proxy ballot. To vote by telephone, shareholders will need the control number printed on the ballot.
•

By speaking to a representative from Computershare Fund Services (Computershare), the proxy solicitation firm that was hired for this proxy solicitation process, at 1-866-963-5822, and casting their vote over the phone.

•	By going online to the Web site listed on their proxy ballot and following the instructions on their ballot. To vote online, shareholders will need the control number printed on the ballot.
•	By personally attending and voting at the shareholder meeting on July 1, 2009.

10.	Will all shareholders be mailed the entire proxy statement, or will some receive a “notice and access” letter explaining where to find the proxy materials?

For this proxy proposal, all eligible shareholders will be mailed the full proxy statement.

11.	Will shareholders receive a confirmation when they have completed voting their proxy?

Shareholders will not receive a confirmation if they send their proxy vote by mail. However, they may request a confirmation if they vote by telephone or on the Web site.

12.	How can shareholders who misplace their proxy ballots vote their shares?

Shareholders who misplace their proxy ballots should call Computershare, the proxy solicitor, at 1-866-963-5822, who will assist them in voting their shares or obtaining replacement proxy ballots.

13.	What if shareholders do not approve the proposals?

If this occurs, the Board will determine an appropriate course of action.

14.	Whom should a plan sponsor of a retirement plan that is invested in one of the Funds call for additional information?

If a plan sponsor requests additional information, the sponsor should be directed to speak to their relationship manager.

15.	How do I handle a shareholder who calls us wanting to vote over the phone?

Shareholders who want to vote over the phone should be transferred to Computershare at

1-866-963-5822. Computershare may transfer shareholders to Wells Fargo Advantage Funds if it receives questions it is unable to answer, such as questions about specific Wells Fargo Advantage Funds accounts. Shareholders can also vote by using the automated phone service at the number listed on their proxy ballot.

16.	Will anyone call shareholders regarding the proxy?

Computershare may contact shareholders regarding this proxy. If a shareholder questions the validity of a solicitation call, please reassure them that Wells Fargo Advantage Funds is aware of the phone call. Certain team members of Wells Fargo Funds Management, LLC, or its affiliates may also contact shareholders about this proxy.

17.	Whom can shareholders call for further information?

If shareholders have questions about how to vote their shares, they should call Computershare at 1-866-963-5822. Shareholders who have questions about the proxy material or the proposal or who need other information about Wells Fargo Advantage Funds may contact their investment professional, trust officer, or Wells Fargo Advantage Funds Investor Services at 1-800-222-8222.

18.	Is information about this proxy available on our Web sites?

Yes. The portal page at www.wellsfargo.com/advantagefunds is being updated with information about the proxy and the proxy statement, which can be accessed by all shareholders and members of the general public. Information about the proxy is also being provided on our Individual Investors and Investment Professionals Web sites.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 115909 04-09

NOT FDIC INSURED NO BANK GUARANTEE MAY LOSE VALUE